[ASTORIA FINANCIAL CORPORATION LETTERHEAD]

NEWS RELEASE

Contact: Peter J. Cunningham First Vice President Investor Relations 516-327-7877

FOR IMMEDIATE RELEASE

ASTORIA FINANCIAL CORPORATION TO PRESENT AT
SALOMON SMITH BARNEY CONFERENCE

      Lake Success, New York, January 22, 2001 — Astoria Financial Corporation (Nasdaq: ASFC), announced that it will participate in Salomon Smith Barney’s 4th Annual Financial Services Conference in New York City on Thursday, January 25, 2001. Astoria’s Chairman, President and CEO George L. Engelke, Jr. will be presenting at the conference at 10:00 a.m. EST, and will be discussing, among other things, the Company’s fourth quarter and full year 2000 financial performance as well as its future initiatives.

      The presentation will be audio-webcast live over the Internet and will be available for replay for 30 days thereafter at:

http://www.veracast.com/ssb2/financial_services_2001/clientaccess/82303423.cfm

      Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association with assets of $22.3 billion, is the second largest thrift institution in New York and sixth largest in the United States. Astoria Federal, through its 86 banking offices, provides retail banking, mortgage, consumer and small business loan services to approximately 700,000 customers. Astoria commands the third largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria originates mortgage loans through an extensive broker network and/or loan production offices in fourteen states: New York, New Jersey, Connecticut, Pennsylvania, Ohio, Massachusetts, Delaware, Maryland, Illinois, Virginia, North Carolina, South Carolina, Georgia and Florida.

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